Sports Group International, Inc.
                             (A Florida Corporation)
--------------------------------------------------------------------------------
 Surf City Acquisition                         Selman Systems, Inc.,
     Corporation II                            (A Texas Corporation)
(An Arizona Corporation)                       ---------------------
------------------------
                                   Boosters, Inc.              Fru-Cor, Inc.
Surf City Squeeze, Inc.         (A Texas Corporation)      (A Texas Corporation)
(An Arizona Corporation)                                   ---------------------
                                Frullati Systems, Inc.        Texas Class, Inc.
  Surf City Franchise           (A Texas Corporation)      (A Texas Corporation)
      Corporation
(An Arizona Corporation)           Frullati, Inc.
                                (A Texas Corporation)
Malibu Smoothie Franchise
       Corporation                    Frullati,
(An Arizona Corporation)           Enterprises, Inc.
                                (A Texas Corporation)
  Kona Coast Provision
      Corporation                     Frullati,
(An Arizona Corporation)              Franchise
                                    Systems, Inc.
                                (A Texas Corporation)